Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-253262
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share	$250,000,000	$27,275.00

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-253262.

 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-253262
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 18, 2021)
$250,000,000
SAFEHOLD INC.
COMMON STOCK

We have entered into an ATM Equity OfferingSM Sales Agreement, or the sales agreement, with BofA Securities, Inc., Barclays Capital Inc., Berenberg Capital Markets LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., SMBC Nikko Securities America, Inc. and Truist Securities, Inc., or the agents, relating to the offering of shares of our common stock, $0.01 par value per share, having an aggregate gross sales price of up to $250,000,000.
In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock offered hereby from time to time through the agents as our sales agents. Sales of shares of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.
Our common stock is listed on the New York Stock Exchange under the trading symbol “SAFE.” The last reported sale price of our common stock on the New York Stock Exchange on February 17, 2021 was $83.91 per share.
We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2017. Shares of our common stock are, with certain exceptions, subject to a 9.8% ownership limitation to, among other things, assist us in qualifying and maintaining our qualification as a REIT. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our common stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
No agent is required to sell any specific number or dollar amount of shares of our common stock, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent, and subject to the terms and conditions of the sales agreement, to sell shares of our common stock on our behalf, on mutually agreed terms between the agent and us. Shares of our common stock offered and sold through the agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.
Each agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement.
Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of the offering of those shares of our common stock in a separate prospectus supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 2.0% of the gross sales price per share sold to such agent, as principal.
In connection with the sale of shares of our common stock on our behalf, each agent may, and in connection with sales of shares of our common stock purchased by an agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the fees paid to such agent may, or will, as applicable, be deemed to be underwriting compensation.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	Barclays	Berenberg	Capital One Securities
Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Mizuho Securities
Morgan Stanley	Raymond James	SMBC Nikko	Truist Securities
The date of this prospectus supplement is February 18, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in a prior filing that we made with the Securities and Exchange Commission, or the SEC, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that is incorporated by reference into this prospectus supplement that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information contained herein or therein, as the case may be.
You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. Neither we nor the agents have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any amendment or supplement to this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed, or subsequently file, with the SEC and incorporated by reference in this prospectus supplement, is accurate only as of its date or the dates which are specified in those documents.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, the unrealized capital appreciation in our owned residual portfolio, portfolio management, prospects, liquidity and this offering. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “project,” “expect,” “strategy,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “pro forma,” “estimate,” “contemplate,” “aim,” “continue,” “would” or “anticipate” or the negative of these words and phrases or similar words or phrases. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. We do not guarantee that the transactions, events and other developments described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
the risk factors included in this prospectus supplement and the documents incorporated herein by reference, including those set forth under the heading “Risk Factors”;

•
changes in our industry and changes in the real estate markets in particular, either nationally or regionally and the potential adverse impact on us or our tenants from COVID-19 (coronavirus);

•
the use of proceeds from the offerings of shares of our common stock pursuant to this prospectus supplement;

•
general volatility of the capital and credit markets and the market price of our common stock;

•
the impact of the concentration of iStar’s equity ownership of us on the liquidity and market price of our common stock;

•
changes in our business and growth strategies;

S-ii

•
market demand for our ground leases and availability of investment opportunities;

•
the terms of our long-term leases, particularly the efficacy of the rent adjustment provisions in keeping up with changes in inflation and market values;

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defaults on, or non-renewal of, leases by tenants and landlord-tenant disputes;

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bankruptcy or insolvency of a material tenant;

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counterparty and geographic concentrations in our portfolio;

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the effects of interest rates on demand for ground leases and our ability to service our debt obligations as they come due;

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declining real estate valuations;

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the effect of certain rights of our tenants under our leases on our ability to realize the unrealized capital appreciation in our owned residual portfolio;

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our ability to realize incremental value from the unrealized capital appreciation in our owned residual portfolio and to have such value reflected in the market price of our common stock;

•
the accuracy and reasonableness of our underwriting assumptions with regard to properties under development or in transition;

•
availability, terms and deployment of capital;

•
our failure to obtain attractive or necessary outside financing;

•
our leverage;

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the ability of tenants to obtain financing for their leasehold interests;

•
our failure to generate sufficient cash flows to service our outstanding indebtedness;

•
difficulties in identifying and completing acquisitions and other investment opportunities on favorable terms;

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risks of real estate acquisitions, dispositions and development, including costs associated therewith;

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our projected operating results;

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our ability to manage our growth effectively;

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our ability to expand into new markets;

•
estimates relating to our ability to make distributions to our stockholders in the future at the current rate or at all;

•
impact of changes in governmental regulations, tax law and rates and similar matters;

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our failure to maintain our qualification as a REIT;

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environmental uncertainties and risks related to adverse weather conditions and natural disasters;

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lack or insufficient amounts of insurance by our tenants;

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our exposure to litigation;

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our exposure to cybersecurity risk and cyber incidents;

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financial market fluctuations;

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availability of, and our manager’s ability to attract, retain and make available to us, qualified personnel or the termination of our manager;

•
the significant influence that iStar has over us through its ownership interests in us;

•
our dependence on our manager and potential conflicts of interest with iStar and our manager;

•
the potential for conflicts of interest between holders of our common stock and holders of other securities we have issued or may issue in the future, including operating partnership units, CARET units, preferred stock and debt securities;

S-iii

•
our understanding of our competition; and

•
our ability to comply with the laws, rules and regulations applicable to companies and, in particular, public companies.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information in our other filings under the Exchange Act that are incorporated herein by reference. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in shares of our common stock. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to the “company,” “we,” “us,” “our” or “our company” are to Safehold Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus supplement and the accompanying prospectus to “iStar” refer to iStar Inc., our largest stockholder and the parent company of our manager, together with its subsidiaries; and references in this prospectus supplement and the accompanying prospectus to “our manager” refer to SFTY Manager LLC, our external manager and a wholly-owned subsidiary of iStar.
Our Company
We are a publicly traded company that operates our business through one reportable segment by acquiring, managing and capitalizing ground leases. We believe that our business has characteristics comparable to a high-grade, fixed income investment business, but with certain unique advantages. Relative to alternative fixed income investments generally, our ground leases typically benefit from built-in growth derived from contractual base rent increases (either at a specified percentage or consumer price index based, or both), and the opportunity to realize value from residual rights to take ownership of the buildings and other improvements on our land at no additional cost to us. We believe that these features offer us the opportunity to realize superior risk-adjusted total returns when compared to certain alternative highly-rated investments.
Ground leases generally represent the ownership of land underlying commercial real estate projects that is net leased on a long-term basis (base terms are typically 30 to 99 years, often with tenant renewal options) by the fee owner of the land (landlord) to the owners/operators of the real estate projects built thereon (“Ground Leases”), or what we refer to as a SafeholdTM. The property is generally leased on a triple net basis with the tenant generally responsible for taxes, maintenance and insurance as well as all operating costs and capital expenditures. Ground Leases typically provide that at the end of the lease term or upon tenant default and the termination of the Ground Lease upon such default, the land, building and all improvements revert to the landlord. We have become the industry leader in Ground Leases by demonstrating the value of the product to real estate investors, owners, operators and developers and expanding their use throughout major metropolitan areas.
We have a diverse portfolio of properties located in major metropolitan areas. As of the date of this prospectus supplement, all of the properties in our portfolio are subject to long-term leases consisting of Ground Leases and one master lease (covering five properties) that provide for contractual periodic rent escalations and in some cases percentage rent participations in gross revenues generated at the relevant properties.
Our common stock is listed on the New York Stock Exchange under the symbol “SAFE.” We were incorporated in Maryland on March 9, 2017. We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with the tax year ended December 31, 2017. We conduct all of our business and own all of our properties through our subsidiary operating partnership, Safehold Operating Partnership LP, in what is commonly referred to as an “UPREIT” structure. The general partner of the operating partnership, one of our wholly owned subsidiaries, is the sole general partner of and owns an approximately 1% interest in the operating partnership. We are the only limited partner and own the remaining approximately 99% interest in the operating partnership.
We are managed by SFTY Manager, LLC, a wholly owned subsidiary of iStar, our largest stockholder, pursuant to a management agreement. We have no employees and rely on our manager to provide all services necessary for our operations. As of the date of this prospectus supplement, iStar owned 34,815,550 shares, or approximately 65.38% of our outstanding common stock. We are party to a stockholder’s agreement with iStar that, among other things, limits iStar’s discretionary voting power with respect to its shares of our common stock to 41.9% of the voting power of our outstanding common stock, and requires that iStar vote all its shares that exceed 41.9% of our outstanding common stock in the same proportion as votes cast by our stockholders other than iStar.
Our principal executive offices are located at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036. Our telephone number is (212) 930-9400. Our web site is www.safeholdinc.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information; Incorporation By Reference” in the accompanying prospectus.

THE OFFERING
Issuer
Safehold Inc.
Common stock offered by us
Shares of common stock, par value $0.01 per share, having aggregate sales proceeds of up to $250,000,000.(1)
Use of proceeds
We intend to use the net proceeds from any sales of shares of our common stock pursuant to this prospectus supplement for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our existing or future credit facilities), making additional investments in Ground Leases and providing for working capital. See “Use of Proceeds.”
Voting Rights
Each holder of our common stock will be entitled to one vote per share on all matters on which our stockholders of common stock are entitled to vote. See “Description of Common Stock” in the accompanying prospectus. We are party to a stockholder’s agreement with iStar that, among other things, limits iStar’s discretionary voting power with respect to its shares of our common stock to 41.9% of the voting power of our outstanding common stock, and requires that iStar vote all its shares that exceed 41.9% of our outstanding common stock in the same proportion as votes cast by our stockholders other than iStar.
NYSE Symbol
“SAFE”
Restrictions on ownership of our capital stock
Our charter generally prohibits, with certain exceptions, any stockholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or all classes and series of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. We have granted waivers to iStar to own up to 67.5%, to SFTY Venture LLC (an affiliate of GIC (Realty) Private Limited) to own up to 15.0%, and to UBS Financial Services to own up to 15.0% on behalf of customer accounts, of the outstanding shares of our common stock in the aggregate.
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making a decision to invest in our common stock.
Conflicts of interest
As described under “Use of Proceeds,” as of the date of this prospectus supplement, certain agents and/or affiliates of certain of the agents in this offering are lenders (and in certain cases agents) under our credit facility. To the extent that we use a portion of the net proceeds we receive from the offering of shares of our common stock pursuant to this prospectus supplement to repay borrowings outstanding under our credit facility, such agents and/or affiliates, as the case may be, will receive their proportionate share of any amount that is repaid with the net proceeds we receive from such offering. Likewise, to the extent that net proceeds from the offering of shares of our common stock pursuant to this prospectus supplement are applied to pay any other indebtedness of ours that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive proceeds of such offering through the repayment of that indebtedness.

(1)
Under the stockholder’s agreement between iStar and the company, iStar has certain rights (but not the obligation) to maintain its percentage ownership interest of our common stock by purchasing additional shares of our common stock when we issue additional shares from time to time, subject to certain exceptions, including in connection with the offering of shares of our common stock pursuant to this prospectus supplement. Any exercise of such rights would be pursuant to one or more private placements, which would be separate from, and not part of, such offering. iStar may waive such rights in whole or in part in connection with any issuance of additional shares. In addition, under the stockholder’s agreement between SFTY Venture LLC and the company, SFTY Venture LLC has certain rights (but not the obligation) to maintain its percentage ownership interest of our common stock by purchasing additional shares of our common stock when we issue additional shares from time to time, subject to certain exceptions, including in connection with the offering of shares of our common stock pursuant to this prospectus supplement. SFTY Venture LLC has waived such rights with respect to this offering for three years from the date of this prospectus supplement.

RISK FACTORS
Investing in our common stock involves a high degree of risk. This section describes some, but not all, of the risks of investing in our common stock. You should carefully consider the risk factors described below and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making an investment decision to purchase our common stock. In addition you should carefully review the factors discussed below and the cautionary statements referred to in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
You may experience dilution as a result of this offering and potential issuances of shares of commom stock to iStar or other stockholders that have contractual preemptive rights.
Offerings of shares of our common stock pursuant to this prospectus supplement may have a dilutive effect on our earnings per share after giving effect to the issuance of such common stock and the receipt of the expected net proceeds. In addition, under the terms of existing stockholders agreements that we entered into with each of iStar and SFTY Venture LLC, each of such stockholders has the right, but not the obligation, to purchase additional shares of our common stock from time to time on terms based on the prices at which we may sell shares in offerings of shares of our common stock pursuant to this prospectus supplement. SFTY Venture LLC has waived such rights with respect to this offering for three years from the date of this prospectus supplement. See “Description of Common Stock — Stockholders Agreements with Certain Investors” in the accompanying prospectus for more information. The actual amount of dilution from any such offering or from any future issuance of our common stock will be based on numerous factors, particularly the number of shares of our common stock issued, the use of proceeds and the return generated by any investments made with the net proceeds, and cannot be determined at this time.
The price of our common stock may experience volatility. In addition, limited trading volume may depress the market price of our common stock and make it difficult for investors to sell their shares and less attractive to new investors to purchase shares of our common stock.
The market price of our common stock could be substantially affected by general market conditions, the extent of the secondary market for our common stock, the concentration in our ownership by iStar, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to equity securities of other entities (including securities issued by other real estate-based companies), our financial performance, cash flows, financial condition and prospects and general stock and bond market conditions.
The stock markets, including the NYSE, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the market price of their shares, including decreases unrelated to our operating performance or prospects. The market price of our common stock could be subject to wide fluctuations in response to our financial performance, cash flows, financial condition and prospects, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors such as:
•
our operating performance and the performance of other similar companies;

•
actual or anticipated differences in our quarterly or annual operating results from those expected;

•
our failure to negotiate and consummate purchase agreements relating to investments under letters of intent or otherwise meet expectations with respect to the growth of our business;

•
changes in recommendations by securities analysts;

•
publication of research reports about us, the ground net lease sector or the real estate industry;

•
increases in market interest rates, which may lead investors to demand a higher distribution yield for shares of our common stock, and would result in increased interest expense on our debt;

•
actual or anticipated changes in our and our tenants’ businesses or prospects;

•
the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing on favorable terms;

•
our manager’s ability to successfully form and capitalize a potential investment fund in which we may invest, and the performance of any such fund;

•
related party transactions and conflicts of interest or potential conflicts of interest with iStar and our manager, which is a wholly-owned subsidiary of iStar;

•
the termination of our manager or additions and departures of key personnel of our manager;

•
increased competition in the ground lease business in our markets;

•
strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business or growth strategies;

•
the passage of legislation or other regulatory developments that adversely affect us or our industry;

•
adverse speculation in the press or investment community;

•
actions by institutional stockholders;

•
the concentration of our equity ownership by iStar, other investors’ perceptions as to whether and when such shares may be sold and the influence of iStar and other investors over us;

•
equity issuances by us (including the issuances of Operating Partnership units or other securities convertible into, or exchangeable or exercisable for, our common stock), or common stock resales by our stockholders, or the perception that such issuances or resales may occur;

•
actual, potential or perceived accounting problems;

•
changes in accounting principles;

•
failure to qualify as a REIT;

•
failure to comply with the rules of the NYSE or maintain the listing of our common stock on the NYSE;

•
terrorist acts, natural or man-made disasters or threatened or actual armed conflicts; and

•
general market and local, regional and national economic conditions, including factors unrelated to our operating performance and prospects such as the COVID-19 pandemic.

No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that holders of shares of our common stock will be able to sell their shares when desired on favorable terms, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share market price of our common stock.
Cash available for distribution may not be sufficient to maintain distributions to our stockholders at current levels, or at all.
Distributions will be made at the discretion of our board of directors and will depend on a number of factors, including our actual or anticipated results of operations, cash flows and financial condition, our qualification as a REIT, prohibitions and other restrictions in our financing agreements, economic and market conditions, applicable law, and other factors as our board of directors may deem relevant from time to time. Our $600 million recourse senior secured revolving credit facility, or the 2017 Revolver, permits us to pay distributions without restriction as to amount, so long as after giving effect to the distribution, we are in pro forma compliance with the financial covenants in the 2017 Revolver and no event of default has occurred and is continuing; however, the 2017 Revolver would prohibit us from paying distributions if there is an event of default thereunder, subject to limited exceptions relating to the maintenance of our REIT qualification. If sufficient cash from our operations is not available to maintain our current distribution level, we may have to fund distributions from the net proceeds from offerings of shares of our common stock pursuant to this prospectus supplement, working capital or borrow funds or issue equity for such distribution, or eliminate or otherwise reduce the amount of such distribution. We currently expect that our operating cash flow will cover our current distribution for the foreseeable future. We currently have no intention to make distributions using shares of our common stock. No assurance can be given that we will be able to continue making quarterly distributions at the current rate or at all.
Market interest rates may have an effect on the market price of our common stock.
One of the factors that influences the market price of our common stock is the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of our common stock to expect a higher dividend yield. Thus, higher market interest rates could cause the market price per share of our common stock to decrease.
The number of shares of our common stock available for future issuance or resale could adversely affect the market price of our common stock.
Our charter provides that we may issue up to 400,000,000 shares of common stock, of which 53,249,939 shares of common stock were issued and outstanding as of February 17, 2021. Additionally, our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Future primary issuances of our common stock or Operating Partnership units or other securities convertible into, or exchangeable or exercisable for, our common stockcould dilute stockholders and could have an adverse effect on the market price per share of our common stock. Holders of our common stock, other than iStar and certain of our existing stockholders, are not entitled to preemptive rights or other protections against dilution.
Additionally, iStar owned 34,815,550 shares of our common stock as of February 17, 2021. Subject to applicable lock-up restrictions and securities laws, iStar may resell its shares of common stock in transactions exempt from the registration requirement of the Securities Act. In addition, we have agreed to file one or more registration statements covering the resale of all shares of common stock issued to iStar. Separately, we have filed a registration statement covering the resale of approximately 2.9 million shares of our common stock issued to certain other stockholders. Resales of a significant number of shares of our common stock, or the perception that such resales could occur, may have an adverse effect on the market price per share of our common stock.
The vesting of any restricted stock or other equity awards granted to certain directors, executive officers and other employees of our manager under our equity incentive plan, or the issuance of our common stock or Operating Partnership units in connection with future property, portfolio or business acquisitions, could have an adverse effect on the market price per share of our common stock. In addition, the existence of options or shares of our common stock reserved for issuance as restricted shares of our common stock may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.
Issuances of substantial amounts of our common stock (including issuances of common stock pursuant to the exercise of convertible or exchangeable securities or options) or the resale of substantial amounts of our common stock, or the perception that such issuances or resales might occur, could adversely affect the market price per share of our common stock. This potential adverse effect may be increased by the large number of shares of our common stock that are owned by iStar and two institutional investors to the extent that any of them resells, or there is a perception that any of them may resell, a significant portion of its holdings.
We expect to need additional funding to fund future investments.
We intend to use the net proceeds from any sales of shares of our common stock pursuant to this prospectus supplement for general corporate purposes, which may include making additional investments in Ground Leases; however, we cannot predict the exact timing or amount of such investments. We expect to need additional funding to finance our investments, including debt financing; however, we can provide no assurance that debt financing will be available on terms that we deem attractive or at all. If we are unable to consummate our anticipated financing plans, we will need to secure alternative sources of funding. These sources may include the net proceeds from additional equity issuances, joint ventures, the incurrence of additional debt or the sale of assets. No assurance can be given that any of these sources of capital will be available on terms that are as favorable as those that we currently expect to obtain, or available at all. If we finance any funding shortfall with additional common equity issuances, your ownership interest in us will be diluted. The incurrence of additional debt could increase our leverage ratios and increase our exposure to the risks associated with debt financing. An inability to obtain sufficient capital to meet our purchase and funding obligations could lead to contractual defaults that could materially and adversely affect us.
Your investment has various U.S. federal income tax risks.
Although the provisions of the Internal Revenue Code of 1986, as amended, that are generally relevant to an investment in shares of our common stock are described in “Federal Income Tax Considerations” in the accompanying prospectus, we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

USE OF PROCEEDS
We intend to use the net proceeds from any sales of shares of our common stock pursuant to this prospectus supplement for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under our existing or future credit facilities), making additional investments in Ground Leases and providing for working capital. The 2017 Revolver has a maturity of November 2022 (with two 12-month extension options exercisable by us, subject to certain conditions) and bears interest at an annual rate of one month LIBOR plus 1.30%, which as of February 17, 2021 was 1.42%. As of February 17, 2021, approximately $255 million was outstanding under the 2017 Revolver. Outstanding borrowings were incurred within the past 12 months to fund investments in Ground Leases. Certain agents or affiliates of certain agents are lenders (and in certain cases agents) under the 2017 Revolver and may receive a portion of the net proceeds from from any sales of shares of our common stock pursuant to this prospectus supplement . See “Plan of Distribution (Conflicts of Interest).”

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Under the sales agreement, we may offer and sell from time to time through the agents, as our sales agents, shares of our common stock having an aggregate gross sales price of up to $250,000,000.
Sales of our common stock, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. As sales agents, the agents will not engage in any transactions that stabilize the price of our common stock.
No agent is required to sell any specific number or dollar amount of shares of our common stock, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent, and subject to the terms and conditions of the sales agreement, to sell shares of our common stock on our behalf, on mutually agreed terms between the agent and us. Shares of our common stock offered and sold through the agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one agent on any given day.
Each agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement. We may also agree with the applicable agent to sell shares of our common stock using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable agent a commission that may exceed 2.0% of the gross sales price.
Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of the offering of those shares of our common stock in a separate prospectus supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 2.0% of the gross sales price per share sold to such agent, as principal.
The sales proceeds, after deducting sales commissions (and underwriting discounts, if any), any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.
Each agent will offer shares of our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and such agent. We will designate the maximum amount of shares of our common stock to be sold through an agent or otherwise determine such maximum amount together with such agent. Subject to the terms and conditions of the sales agreement, the applicable agent will use commercially reasonable efforts to sell on our behalf all of the designated common stock. We may instruct an agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or an agent may suspend the offering of shares of our common stock being made through such agent under the sales agreement upon proper notice to the other party.
An agent will provide written confirmation to us following the close of trading on the New York Stock Exchange each day in which shares of our common stock are sold by such agent under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such agent.
Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the applicable agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through the agents under the sales agreement, the net proceeds to us and the aggregate compensation paid by us to the agents in connection with the sales of such shares.
In connection with sales of shares of our common stock on our behalf, the agents may, and in connection with sales of shares of our common stock purchased by an agent as principal will, be deemed to be “underwriters” within the meaning of the Securities Act, and the fees paid to the agents may, or will, as applicable, be deemed to be underwriting commissions. We have agreed in the sales agreement to provide indemnification and contribution to the agents against certain civil liabilities, including liabilities under the Securities Act.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we or an agent has reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, the applicable party will promptly so notify the other party, and sales of shares of our common stock under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the agent.
We estimate that the total expenses of the offering payable by us, excluding commissions under the sales agreement, will be approximately $350,000. We have agreed to reimburse the agents for certain of their expenses relating to any applicable state securities filings and clearance with the Financial Industry Regulatory Authority in an amount not to exceed $5,000.
The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the sales agreement having an aggregate gross sales price of $250,000,000 and (2) the termination of the sales agreement by either an applicable agent or us. An agent may terminate the sales agreement at any time but only with respect to itself.
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospects or other material or advertisements relating to us or offerings of shares of our common stock pursuant to this prospectus supplement, where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospects or other material or advertisements in connection with any offering of shares of our common stock pursuant to this prospectus supplement may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Conflicts of Interest
As described above under “Use of Proceeds,” as of the date of this prospectus supplement, certain agents and/or affiliates of certain of the agents in the offering of shares of our common stock pursuant to this prospectus supplement are lenders and, in certain cases agents, under the 2017 Revolver. To the extent that we use a portion of the net proceeds we receive from any such offering to repay borrowings outstanding under the 2017 Revolver, such agents and/or affiliates, as the case may be, will receive their proportionate share of any amount that is repaid with the net proceeds we receive from such offering. Likewise, to the extent that net proceeds from the offering of shares of our common stock pursuant to this prospectus supplement are applied to pay any other indebtedness of ours that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive proceeds of such offering through the repayment of that indebtedness.
Other Relationships
The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
Certain legal and tax matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock sold in this offering and certain other matters under Maryland law. Sidley Austin LLP, New York, New York, will act as counsel to the agents.
EXPERTS
The financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from Safehold Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Safehold Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC in connection with, among other offerings of securities, the offering of shares of our common stock pursuant to this prospectus supplement. In addition, we file annual, quarterly and current reports, and proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s internet site at http://www.sec.gov. Our reference to the SEC’s internet site is intended to be an inactive textual reference only.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete, and you should refer to the filed copy of the contract or document.
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC prior to the termination of the applicable offering of shares of our common stock pursuant to this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC prior to the termination of such offering will update and supersede this information.
This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 11, 2021;

•
our Current Report on Form 8-K filed on February 11, 2021;

•
our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 3, 2020 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

•
the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 13, 2020), which updated the description thereof contained in our Registration Statement on Form 8-A initially filed with the SEC on June 19, 2017, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates, or the applicable offering of shares of our common stock pursuant to this prospectus supplement is otherwise terminated. Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is part.
You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the internet at:
Safehold Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY 10036
(212) 930-9400
Attn: Investor Relations
Website: http://www.safeholdinc.com
The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Safehold Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Units
Guarantees of Debt Securities

Safehold Operating Partnership LP
Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. Safehold Operating Partnership LP may offer from time to time debt securities in one or more series. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities to be offered, which may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of Safehold Inc. as a real estate investment trust, or REIT. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “SAFE.” On February 17, 2021, the last reported sale price of our common stock on the NYSE was $83.91 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 18, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in or incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” or “our company” mean Safehold Inc., a Maryland corporation, together with our consolidated subsidiaries, including Safehold Operating Partnership LP, a Delaware limited partnership, of which our wholly owned subsidiary is the sole general partner and to which we refer in this prospectus as our “operating partnership.” References in this prospectus to “iStar” refer to iStar Inc., our largest stockholder and the parent company of our manager, together with its subsidiaries. References in this prospectus to “our manager” refer to SFTY Manager LLC, our external manager and a wholly owned subsidiary of iStar. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.safeholdinc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC as provided above, or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 11, 2021;

•
our Current Report on Form 8-K filed on February 11, 2021;

•
our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 3, 2020 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

•
the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 13, 2020), which updated the description thereof contained in our Registration Statement on Form 8-A initially filed with the SEC on June 19, 2017, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus but excluding any information furnished to, rather than filed with, the SEC (including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address or telephone number:
Safehold Inc.
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
Attention: Investor Relations Department
(212) 930-9400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a publicly traded company that operates our business through one reportable segment by acquiring, managing and capitalizing ground leases. We believe that our business has characteristics comparable to a high-grade, fixed income investment business, but with certain unique advantages. Relative to alternative fixed income investments generally, our ground leases typically benefit from built-in growth derived from contractual base rent increases (either at a specified percentage or consumer price index based, or both), and the opportunity to realize value from residual rights to take ownership of the buildings and other improvements on our land at no additional cost to us. We believe that these features offer us the opportunity to realize superior risk-adjusted total returns when compared to certain alternative highly-rated investments.
Ground leases generally represent the ownership of land underlying commercial real estate projects that is net leased on a long-term basis (base terms are typically 30 to 99 years, often with tenant renewal options) by the fee owner of the land (landlord) to the owners/operators of the real estate projects built thereon (“Ground Leases”), or what we refer to as a SafeholdTM. The property is generally leased on a triple net basis with the tenant generally responsible for taxes, maintenance and insurance as well as all operating costs and capital expenditures. Ground Leases typically provide that at the end of the lease term or upon tenant default and the termination of the Ground Lease upon such default, the land, building and all improvements revert to the landlord. We have become the industry leader in Ground Leases by demonstrating the value of the product to real estate investors, owners, operators and developers and expanding their use throughout major metropolitan areas.
We have a diverse portfolio of properties located in major metropolitan areas. All of the properties in our portfolio are subject to long-term leases consisting of Ground Leases and one master lease (covering five properties) that provide for contractual periodic rent escalations and in some cases percentage rent participations in gross revenues generated at the relevant properties.
Our common stock is listed on the New York Stock Exchange under the symbol “SAFE.” We were incorporated in Maryland on March 9, 2017. We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with the tax year ended December 31, 2017. We conduct all of our business and own all of our properties through the operating partnership, in what is commonly referred to as an “UPREIT” structure. The general partner of the operating partnership, one of our wholly owned subsidiaries, is the sole general partner of and owns an approximately 1% interest in the operating partnership. We are the only limited partner and own the remaining approximately 99% interest in the operating partnership.
We are managed by SFTY Manager LLC, a wholly owned subsidiary of iStar, our largest stockholder, pursuant to a management agreement. We have no employees and rely on our manager to provide all services necessary for our operations. As of February 17, 2021, iStar owned 34,815,550 shares or approximately 65.38% of our outstanding common stock. We are party to a stockholder’s agreement with iStar that, among other things, limits iStar’s discretionary voting power with respect to its shares of our common stock to 41.9% of the voting power of our outstanding common stock, and requires that iStar vote all its shares that exceed 41.9% of our outstanding common stock in the same proportion as votes cast by our stockholders other than iStar.
Our principal executive offices are located at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036. Our telephone number is (212) 930-9400. Our web site is www.safeholdinc.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated by reference into, this prospectus or any applicable prospectus supplement. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information; Incorporation By Reference” in this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

GUARANTOR DISCLOSURES
Safehold Inc. may guarantee debt securities of the operating partnership as described in “Description of Debt Securities.” Any such guarantees by Safehold Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. The Company owns all of its assets and conducts all of its operations through the operating partnership and the operating partnership is consolidated into the Company’s financial statements.
In March 2020, the SEC adopted amendments to Rule 3-10 of Regulation S-X and created Rule 13-01 to simplify disclosure requirements related to certain registered securities. The amendments became effective on January 4, 2021. The Company and the operating partnership have filed this prospectus with the SEC registering, among other securities, debt securities of the operating partnership, which will be fully and unconditionally guaranteed by the Company. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating partnership have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the operating partnership because the assets, liabilities and results of operations of the operating partnership are not materially different than the corresponding amounts in Safehold Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of offered securities by us to our operating partnership. Our operating partnership will use the net proceeds from us or from any sale of offered securities by it as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
General
This prospectus describes the general terms of our common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. When we offer to sell a particular class or series of common stock, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of common stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Our charter provides that we may issue up to 400,000,000 shares of common stock, $0.01 par value per share, which we refer to herein as the common stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock that we have authority to issue. As of February 17, 2021, 53,249,939 shares of our common stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of common stock entitles the holder thereof to one vote on all matters on which the stockholders of common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will vote together as a single class and will possess the exclusive voting power. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. There is no cumulative voting in the election of our directors.
Holders of shares of common stock generally have no preference, conversion, exchange, sinking fund or redemption rights and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any such classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Holders of shares of common stock generally have no preemptive rights to subscribe for any securities of our company; however, we have granted contractual preemptive rights to certain stockholders, as discussed below under “Stockholders Agreements with Certain Investors.” Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as otherwise provided in our charter, shares of common stock have equal distribution, liquidation and other rights.
Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock. Our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Depending upon the terms of the particular class or series, a new class or series may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. See “Material Provisions of Maryland Law and of Our Charter and Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, no more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”
Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the common stock ownership limit), or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (the aggregate stock ownership limit). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the ownership limits. A person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Code, shares of our stock and/or, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock is referred to as a prohibited owner.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own shares constructively in excess of the ownership limits.
Our board of directors may, in its sole and absolute discretion and subject to the receipt of such certain representations, covenants and undertakings deemed reasonably necessary by the board, prospectively or retroactively, exempt a person from the ownership limits and establish an excepted holder limit for such person. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must provide our board of directors with information and undertakings deemed satisfactory to our board of directors that such person’s ownership of stock in excess of the ownership limits would not cause us to own (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for our taxable year during which such determination is being made would reasonably be expected to equal or exceed the lesser of (i) one percent (1%) of our gross income (as determined for purposes of Section 856(c) of the Code), or (ii) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT. We have granted waivers to each of iStar to own up to 67.5%, to SFTY Venture LLC (an affiliate of GIC Realty Private Limited) to own up to 15.0%, and UBS Financial Services to own up to 15.0% on behalf of customer accounts, of the outstanding shares of our common stock in the aggregate.
In connection with the waiver of the ownership limits, creating an excepted holder limit or at any other time, our board of directors may, in its sole and absolute discretion, from time to time increase or decrease the ownership limits subject to the restrictions in the paragraph above; provided, however, that the ownership limits may not be decreased or increased if, after giving effect to such decrease or increase, five or fewer persons could own or beneficially own in the aggregate, more than 49.9% in value of our shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our common stock or stock of all classes and series, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.
Our charter further prohibits:
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any person from beneficially or constructively owning (taking into account applicable attribution rules under the Code) shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, without limitation, any person beneficially or constructively owning shares of our stock that would result in us owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

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any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined, as a general matter, without reference to any attribution rules).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the foregoing restrictions on ownership and transfer will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then generally that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for the benefit of the charitable beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits, or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT or the ownership and transfer restrictions described above, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner but the trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. To the extent the prohibited owner would receive an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive had the trustee sold the shares held in the trust to a third party, such excess shall be retained by the trustee for the benefit of the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limitations set forth in the charter. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust and any dividend or other distribution paid to trustee shall be held in trust for the charitable beneficiary. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
In addition, if our board of directors determine that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates, or written statements of information delivered in lieu of certificates, representing shares of our stock will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
CARET Units
We have created units of limited liability company interest in a subsidiary which we refer to as CARET Units that generally entitle holders to a share of cash distributions in respect of the capital appreciation above our investment basis on our ground lease assets received upon the sale of a ground lease, the sale of a combined property and certain non-recourse mortgage debt refinancings of a ground lease. The number of authorized CARET Units is a fixed amount. We have established an equity incentive plan providing for grants of CARET Units to our directors, officers and employees of our manager and other eligible participants representing up to 15% of all distributions made to holders of CARET Units. Such grants are subject to stock price hurdles (all of which have been satisfied as of December 31, 2020) and time-based service conditions. We own the remaining 85% of the CARET Units, and we may choose to sell a portion of them to third parties in the future, which would reduce our percentage interest (and indirectly the interest of our stockholders) in cash distributions in respect of CARET Units. Issuances of additional shares of our common stock will reduce an individual stockholder’s indirect interest in CARET Units, while the interests of CARET Unit holders are fixed. Conflicts of interest could arise between the interests of holders of CARET Units and holders of our common stock with respect to decisions of whether to issue additional common stock and extend, sell, hold or refinance a Ground Lease or combined property in the future.
Stockholders Agreements with Certain Investors
SFTY Venture LLC and SFTY VII-B, LLC.   We are a party to stockholder’s agreements with two institutional investors, SFTY Venture LLC and SFTY VII-B, LLC, each of whom made investments in us prior to our initial public offering, which provide the investors the right to:
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SFTY Venture LLC:   purchase additional shares of our common stock up to an amount equal to 10% of future issuances of common stock by us in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. The purchase price paid by SFTY Venture LLC will generally be the same price as the price per share implied by the transaction that resulted in the relevant issuance. SFTY Venture LLC will also have the right to designate a non-voting board observer and participate as a co-investor in real estate investments for which we are seeking co-investment partners. The foregoing rights are conditioned on SFTY Venture LLC owning at least the lesser of (i) 5.0% of our outstanding common stock and (ii) common stock with a value of $50 million.

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SFTY VII-B, LLC:   purchase additional shares of our common stock up to an amount equal to 4.0% of future issuances of common stock by us in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. The purchase price paid by SFTY VII-B, LLC will generally be the same price as the price per share implied by the transaction that resulted in the relevant issuance. SFTY VII-B, LLC will also have the right to designate one director as a nominee for election to our board. The foregoing rights are conditioned on SFTY VII-B, LLC owning the lesser of (i) 4.0% of our outstanding common stock and (ii) common stock with a value of $15.0 million.
iStar.   In connection with iStar’s $250.0 million equity investment in us in January 2019, we and iStar entered into a Stockholder’s Agreement, dated January 2, 2019, as amended from time to time, which we refer to as the iStar Stockholder’s Agreement. The iStar Stockholder’s Agreement provides that with respect to any matter presented for a vote or written consent of the holders of our common stock, iStar will vote all Excess Shares in the same proportions as the votes cast or consents delivered by holders of our common stock other than iStar. “Excess Shares” means the number of shares of our common stock owned by iStar from time to time that exceed 41.9% of our outstanding common stock at such time. These voting limitations will remain in effect until the first date on which iStar’s aggregate ownership of our common stock is less than 41.9% of the outstanding common stock.
The iStar Stockholder’s Agreement also provides that, notwithstanding the voting limitations described above, until January 2, 2022, iStar will cast all of its voting power in favor of three individuals who are independent of each of iStar and us within the meaning of the listing rules of the NYSE to serve as our directors.
Until June 30, 2022, without the prior consent of our independent directors, iStar and its affiliates shall not:
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purchase or otherwise acquire legal or beneficial ownership of our common stock in excess of the ownership threshold then applicable to iStar and its subsidiaries;

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solicit proxies or written consents of stockholders with respect to, or in any way participate in any proxy solicitation with respect to, the election or removal of directors that have not been approved and recommended by our independent directors or any other matter that has not been approved and recommended by us, otherwise conduct any non-binding referendum with respect to or participate in, advise or encourage any person in, any proxy contest or solicitation with respect to us not approved or recommended by our independent directors;

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make any public disclosure, statement, comment or announcement, including with the filing or furnishing of any document with the SEC or any other governmental agency or to any journalist or analyst or the press or media (including social media), in support of the foregoing;

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form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act, with respect to any of our securities, or otherwise advise, encourage or participate in any effort by a third party with respect to the foregoing;

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call a meeting of stockholders or initiate any stockholder proposal, or seek the removal of any director from our board (other than any director that is affiliated with iStar);

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make any public statement or offer, propose to effect, or in any way assist or facilitate any other person to do so, with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets (other than in the ordinary course of operating our business in iStar’s capacity as our external manager), sale or purchase of securities (other than in connection with the Company’s capital raising activities), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving us or any of our subsidiaries;

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take any action which could reasonably be expected to cause or require us to make a public announcement regarding any of the foregoing, or publicly request to amend, waive or terminate any of the foregoing; and

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advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

We also agreed that with respect to each issuance by us of our common stock with a value of at least $1.0 million, iStar will have the right, but not the obligation, to purchase from us additional shares of our common stock to maintain iStar’s percentage ownership of our common stock after giving effect to the issuance. iStar will pay the same purchase price as is paid by other purchasers in the issuance, disregarding any underwriting, placement agent or other fees and commissions borne by us. iStar will have this right so long as it owns at least 20% of our outstanding common stock. This preemptive right will not apply to issuances by us pursuant to equity incentive plans.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK
General
This prospectus describes the general terms of our preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter and bylaws. When we offer to sell a particular class or series of preferred stock, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of preferred stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share, which we refer to herein as the preferred stock. As of February 17, 2021, we had no shares of preferred stock issued and outstanding.
Our charter authorizes our board of directors to classify and reclassify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to issuance of shares of each new class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.
The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants or the exercise or conversion of other securities we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary or other charter provisions relating to that class or series.
Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the class or series of preferred stock as follows:
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the designation and par value of such class or series of preferred stock,

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the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock,

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the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock,

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whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate,

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the provision for a sinking fund, if any, for such class or series of preferred stock,

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the provision for redemption, if applicable, of such class or series of preferred stock,

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any listing of such class or series of preferred stock on any securities exchange,

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the preemptive rights, if any, of such class or series of preferred stock,

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the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our common stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof),

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a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock,

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any limitations on actual, beneficial and constructive ownership and restrictions on transfer, in each case as may be appropriate to assist us to preserve our status as a REIT,

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the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company,

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any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company,

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any voting rights of such class or series of preferred stock, and

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any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Rank
Unless otherwise specified in the applicable prospectus supplement, each class or series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to such class or series of preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with such class or series of preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to such class or series of preferred stock.
Conversion Rights
The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into shares of our common stock or shares of any other class or series of our stock or other securities will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock or the number of shares of such other class or series of our stock or other securities into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to REITs, we expect that each class or series of preferred stock offered pursuant to this prospectus will be subject to certain restrictions relating to the ownership and transfer of such class or series of preferred stock set forth in our charter, including the articles supplementary for each such class or series. The applicable prospectus supplement will specify any ownership limitations relating to such class or series. See “Description of Common Stock — Restrictions on Ownership and Transfer” for a description of the restrictions on ownership and transfer applicable to shares of our common stock and to shares of our capital stock in the aggregate (including any and all classes or series of our preferred stock).

DESCRIPTION OF DEBT SECURITIES
As used in this “Description of Debt Securities,” references to “we,” “our” or “us” refer either to Safehold Inc. or Safehold Operating Partnership LP, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless otherwise expressly stated or the context otherwise requires, and references to the “sole general partner” refer solely to Safehold OP GenPar LLC, a Delaware limited liability company, which is Safehold Inc.’s wholly owned subsidiary and the sole general partner of Safehold Operating Partnership LP.
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of Safehold Inc. (with respect to debt securities of Safehold Inc.) or the board of directors of Safehold Inc., as the sole member of the sole general partner of Safehold Operating Partnership LP (with respect to debt securities of Safehold Operating Partnership LP) and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a prospectus supplement, the indenture will designate U.S. Bank National Association as the trustee for the indenture with respect to one or more series of our debt securities. U.S. Bank National Association, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
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whether the issuer of the debt securities is Safehold Inc. or Safehold Operating Partnership LP,

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the title and ranking of the debt securities (including the terms of any subordination provisions),

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,

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any limit on the aggregate principal amount of the debt securities,

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the date or dates on which the principal on the debt securities is payable,

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

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the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities,

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities,

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,

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the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,

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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

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the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

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any provisions relating to any security provided for the debt securities or any guarantees,

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any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

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a discussion of any additional material United States federal income tax considerations applicable to an investment in the debt securities,

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange,

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,

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whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,

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whether a person other than U.S. Bank National Association is to act as trustee,

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the securities exchange, if any, on which the debt securities may be listed, and

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any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary or DTC, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Merger, Consolidation or Sale
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (such person, a “successor person”), unless:
(1) we are the surviving entity or the successor person (if other than Safehold Inc. or Safehold Operating Partnership LP) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
(2) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
We must deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the indenture.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the debt securities and the indenture.
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by Safehold Operating Partnership LP will be fully and unconditionally guaranteed by Safehold Inc. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default
The following events constitute Events of Default, unless otherwise provided by resolution of the board of directors, supplemental indenture or officer’s certificate:
(a) default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);
(b) default in the payment of principal of any debt security at maturity;
(c) default in the performance or breach of any covenant or warranty by us under the debt security of that series or the indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of securities other than that series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default;

(d) certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or any guarantor;
(e) any other Event of Default provided with respect to debt securities of that series, which is specified in a resolution of the board of directors, a supplemental indenture to the indenture or an officer’s certificate, in accordance with the applicable provisions of the indenture.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by notice in writing to our operating partnership and the trustee, may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a) such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities;
(b) the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;
(c) such holder or holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

(d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a Responsible Officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Merger, Consolidation or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and
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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:
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either:

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all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

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all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;

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we have paid or caused to be paid all other sums payable under the indenture by us; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency,

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to comply with covenants in the indenture described above under the heading “Merger, Consolidation or Sale,”

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to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code,

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to surrender any of our rights or powers under the indenture,

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to add covenants or events of default for the benefit of the holders of debt securities of any series,

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to comply with the applicable procedures of the applicable depositary,

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to make any change that does not adversely affect the rights of any holder of debt securities,

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture,

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee,

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to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act,

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to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture, or

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to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver,

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

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reduce the principal amount of discount securities payable upon acceleration of maturity,

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waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

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make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security,

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments,

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waive a redemption payment with respect to any debt security, provided that such redemption is made at our operating partnership’s option, or

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if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Regarding the Trustee
Unless otherwise specified in a prospectus supplement, U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the debt securities, subject to replacement at our option as provided in the indenture.
If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee, or stockholder will have any liability for any of our obligations under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights or units issued by us that may be offered and sold pursuant to this prospectus.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the MGCL nor, unless our bylaws are amended, more than 15.
Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast in the election of directors at any meeting of stockholders duly called and at which a quorum is present.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.
We cannot assure you our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal. If our board of directors opts back into the business combination statute, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred; or

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a majority requirement for the calling of a special meeting of stockholders.

We have not elected to be subject to any of the provisions of Subtitle 8. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of the provisions of Subtitle 8.
Amendments to Our Charter and Bylaws
Except for amendments to the provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only with the approval of our board of directors and the affirmative vote of the stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our board of directors, without stockholder approval, has the power under our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. See “Description of Common Stock — Power to Reclassify Our Unissued Shares of Stock” and “Description of Common Stock — Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock.”
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution of Our Company
The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, is the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of any duty owed by any of our directors or executive officers or other employees us or our stockholders; (iii) any action asserting a claim against us or any of our directors or executive officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws; or (iv) any action asserting a claim against us or any or any of our directors or executive officers or other employees that is governed by the internal affairs doctrine.
Meetings of Stockholders
Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws.
Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders, including restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, if we were to opt into the business combination provisions of the MGCL, or if our stockholders were to approve our election to be subject to a classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Executive Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains such a provision and eliminates the liability of our directors and executive officers to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation, in which the director or officer was adjudged liable to the corporation or in any proceeding charging improper personal benefit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or executive officer who is made, or threatened to be made, a party to or witness in the proceeding by reason of his or her service in that capacity;

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any individual who, while a director or executive officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to or witness in the proceeding by reason of his or her service in that capacity: or

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any individual who served any predecessor of our company in a similar capacity, who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in such capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our directors and executive officers providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against (i) our directors and executive officers and (ii) our executive officers who are former members, managers, stockholders, directors, limited partners, general partners, officers or controlling persons of our predecessor in their capacities as such. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership and Transfer
Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate outstanding shares of our stock. For a fuller description of this and other restrictions on ownership and transfer of our stock, see “Description of Common Stock — Restrictions on Ownership and Transfer.”
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with one or more of the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and this offering of our capital stock. For purposes of this discussion, references to “we,” “our” and “us” mean only Safehold Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code, or the Treasury Regulations;

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the legislative history of the Code;

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administrative interpretations and practices of the IRS; and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 2017. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized or will be able to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this offering of our capital stock and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2017 we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. In addition, if we are treated as a “successor” of iStar (within the meaning of Treasury Regulations Section 1.856-8(c)(2)) and iStar’s REIT qualification were terminated or revoked, we would be prohibited from electing to be taxed as a REIT until the fifth calendar year following the year in which iStar’s REIT qualification was lost. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Description of Common Stock — Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We intend for our operating partnership and the subsidiary partnerships to operate in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We and our operating partnership own an interest in an entity that has elected, together with us, to be treated as our taxable REIT subsidiary, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary, or a TRS, is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. For example, where we acquire a commercial real estate property to create a Ground Lease to be held by us and a leasehold interest that we will seek to sell to a third party, such leasehold interest may be held by a TRS so that a subsequent sale would not be treated as a prohibited transaction. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income to the extent distributions received from a taxable REIT subsidiary are paid from the taxable REIT subsidiary’s current or accumulated earnings and profits. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income

(excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In certain cases, the terms of a negotiated Ground Lease transaction may be determined to have a financing component pursuant to which we may be considered as receiving interest income. To the extent all or a portion of a Ground Lease was treated as a financing for tax purposes, we believe such financing should be considered as secured by real property because of our ability to take back the leasehold interest upon default under the Ground Lease, and therefore such treatment should not adversely impact our ability to satisfy the REIT gross income tests.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We are currently treated as the sole owner of our operating partnership for U.S. federal income tax purposes. We generally do not intend, and the general partner of our operating partnership does not intend, to permit our operating partnership to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend for our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating partnership may own interests in companies that elect, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
We believe our holdings of Ground Leases and other assets comply and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, the values of some of our assets, including securities of TRSs or other non-publicly traded investments, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, certain Ground Leases we enter into may, in certain circumstances, be determined to have a financing component. To the extent all or a portion of a Ground Lease were treated as a loan for tax purposes, we believe such loan should be considered as secured by real property because of our ability to take back the leasehold interest and any improvements thereon upon default under the Ground Lease, and therefore such treatment should not adversely impact our ability to satisfy the REIT asset tests. There can be no assurance that the IRS will not contend that certain of our Ground Lease assets do not meet the requirements of the REIT asset tests.
In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65, or the Revenue Procedure, provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the

75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes the general partner of our operating partnership to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes. For example, certain Ground Lease transactions we enter into may be determined to have a financing component, which may result in a timing difference between the receipt of cash and the recognition of income for U.S. federal income tax purposes. In addition, certain amounts can generate mismatches between net taxable income and available cash, such as rental real estate financed through debt which requires some or all of available cash flow to service borrowings. In certain circumstances, our deductions of interest on such borrowings could be limited for tax purposes absent an election out of such limitation, if available. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend we have paid is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General.   All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
We are currently treated as the sole owner of our operating partnership for U.S. federal income tax purposes, and as a result our operating partnership is disregarded as an entity separate from our company for U.S. federal income tax purposes. If our operating partnership issues operating partnership units at some point in the future, we will be treated as contributing our assets to our operating partnership in exchange for operating partnership units for U.S. federal income tax purposes, and therefore we will be subject to the allocation provisions described above to the extent of any book-tax difference in its assets at the time of the contribution. In addition, our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   Under current tax law, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our operating partnership’s debt securities being taken into account in an applicable financial statement;

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persons deemed to sell our capital stock or our operating partnership’s debt securities under the constructive sale provisions of the Code; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” If a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder,

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results in a “complete redemption” of the U.S. holder’s stock interest in us, or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our capital stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or
(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements, or qualified shareholders, are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” Gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our capital stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange, and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of Our Operating Partnership’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by our operating partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, or, if the Operating Partnership is no longer treated as a disregarded entity for U.S. federal income tax purposes, 10% or more of our operating partnership’s capital or profits;

•
the non-U.S. holder is not a controlled foreign corporation related to our operating partnership through actual or constructive stock ownership; and

•
one of the following apply: (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of Our Operating Partnership’s Debt Securities — Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our operating partnership’s debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA,) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our operating partnership’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our operating partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our operating partnership’s debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our operating partnership’s debt securities.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution and terms, including any underwriters, dealers, agents or direct purchasers, the amount underwritten and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and the related financial statement schedule incorporated in this prospectus by reference from Safehold Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Safehold Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SAFEHOLD INC.
$250,000,000
COMMON STOCK

PROSPECTUS SUPPLEMENT

BofA Securities
Barclays
Berenberg
Capital One Securities
Citigroup
Goldman Sachs & Co. LLC
J.P. Morgan
Mizuho Securities
Morgan Stanley
Raymond James
SMBC Nikko
Truist Securities

February 18, 2021